UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 6, 2007

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.  Corporate Governance and Management

Item 5.02(d).  Election of Directors.

On September 6, 2007, the Board of Directors of Evergreen Energy Inc. (the “Company”) elected Kevin R. Collins, the Company’s Chief Executive Officer and President, to serve as a member of its Board of Directors.  Mr. Collins will serve as a Class III Director for a term to expire on the date of the Company’s 2010 annual meeting of stockholders.  Mr. Collins was not appointed to serve on any committees of the Board of Directors.

There are no arrangements or understandings between Mr. Collins and any other persons pursuant to which he was elected as a director, and there are no reportable transactions under Item 404(a) of Regulation S-K with respect to Mr. Collins.

The appointment of Mr. Collins increases the size of the Company’s Board of Directors to 11.

Section 7.  Regulation FD

Item 7.01.  Regulation FD Disclosure.

On September 11, 2007, the Company issued a press release regarding the matters set forth in Item 5.02 of this Current Report.  A copy of the press release is attached hereto as Exhibit 99.1

The information in Item 7.01 of this Current Report, including the exhibit attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated September 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: September 11, 2007	By: /s/ Diana L. Kubik
Diana L. Kubik
Vice President and Chief Financial Officer

 EVERGREEN ENERGY INC.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated September 11, 2007